CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated November 24, 2015, on the financial statement of RiverNorth Opportunities Fund, Inc. (the “Fund”), as of November 20, 2015 and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the RiverNorth Opportunities Fund, Inc’s. Registration Statement on Form N-2.

COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
December 22, 2015